J.P.Morgan

J.P.Morgan

AMENDMENT NO. 5, dated as of June    , 2016 (the "Amendment"), to the Deposit Agreement dated as of July 6, 2000, as amended (as previously amended, the "Deposit Agreement"), among Mobile Telesystems PJSC, incorporated under the laws of the Russian Federation (the "Company"), JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all holders from time to time of American depositary receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the form of ADR set forth in Exhibit A of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT AND FORM OF ADR

SECTION 2.01.     All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement, dated as of July 6, 2000, as previously amended and as further amended hereby.

SECTION 2.02.     The last sentence of Section 1 (b) of the Deposit Agreement is amended to read as follows:

The form of ADR is hereby incorporated in its entirety herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto (other than parties holding Restricted ADSs, upon whom the form of Restricted ADR shall be binding).

SECTION 2.03.     The text of Section 1 (c) of the Deposit Agreement is amended to read as follows:

Subject to paragraph (14) of the form of ADR or paragraph (14) of the form of Restricted ADR (as the case may be), each "ADS" evidenced by an ADR represents the right to receive two Shares and a pro rata share in any other Deposited Securities.

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SECTION 2.04.     Section 1 (s) of the Deposit Agreement is amended by inserting the following at the conclusion thereof:

or paragraph (1) of the form of Restricted ADR (as the case may be).

SECTION 2.05.     Section 1 (t) of the Deposit Agreement is amended by inserting the following at the conclusion thereof:

and paragraph (3) of the form of Restricted ADR.

SECTION 2.06.     The following definitions are added to Section 1 of the Deposit Agreement:

(r)           “Control Securities” mean securities held by an affiliate (as such term is defined in Rule 144 under the Securities Act of 1933) of the Company.

(s)           "Restricted ADRs" mean the restricted American Depositary Receipts executed and delivered hereunder.  The form of Restricted ADR is hereby incorporated in its entirety herein and made a part hereof; the provisions of the form of Restricted ADR shall be binding upon all parties hereto who hold Restricted ADSs.

(t)           "Restricted ADR Register" is defined in paragraph (3) of the form of Restricted ADR.

(u)           “Restricted ADSs” means American Depositary Shares representing Shares that constitute Restricted Securities or Control Securities.

(v)           “Restricted Securities” means “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933.

SECTION 2.07.     The following is inserted at the end of Section 2 (a) of the Deposit Agreement:

In the case of Restricted ADSs representing Restricted Securities, the form of ADR evidencing such Restricted ADSs shall bear the following additional legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED, TRANSFERRED OR DISPOSED OF EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR  ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH CASE TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND DEPOSITARY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, DISTRIBUTION, TRANSFER OR DISPOSAL.

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In the case of Restricted ADSs representing securities that are Control Securities but not Restricted Securities, the form of ADR evidencing such Restricted ADSs shall bear the following additional legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED, TRANSFERRED OR DISPOSED OF EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR  ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH CASE TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND DEPOSITARY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, DISTRIBUTION, TRANSFER OR DISPOSAL.

In addition to the legend set forth above, ADRs evidencing Restricted ADSs may bear such additional legends (collectively with the legend set forth above, the "Restrictive Legends") as the Company and the Depositary may reasonably agree from time to time.

SECTION 2.08.     The following is inserted after the first sentence of the first paragraph of Section 3 of the Deposit Agreement:

To the extent a depositor of Shares informs the Depositary that (a) it is unable to be deemed to make the representation that such Shares are not Restricted Securities as contemplated in paragraph (1) of the form of ADR or (b) such Shares are Control Securities, or as otherwise directed by the Company in connection with any presented deposits, Section 5 of this Deposit Agreement and paragraph (3) of the form of Restricted ADR shall apply to such deposit(s) and any issuances hereunder with respect to such deposit(s) shall be in the form of Restricted ADRs.

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SECTION 2.09.     The second sentence of the first paragraph of Section 3 of the Deposit Agreement (without giving effect to the insertion set forth in Section 2.08 hereof) is amended by inserting ", or paragraph (11) or (14) of the form of Restricted ADR (as the case may be)" immediately after "of the form of ADR" set forth therein.

SECTION 2.10.     The following is added at the end of Section 3 of the Deposit Agreement:

Deposits under this Deposit Agreement may be limited by the requirements of Russian law and no deposit of Shares may be made hereunder, and no additional ADSs or Restricted ADSs may be issued in respect thereof unless the number of ADSs (including Restricted ADSs) outstanding at any given time is fewer than the number of ADSs (including Restricted ADSs) permitted to be issued under applicable Russian law.

To the extent deposits  may be made as a result of ADS (including Restricted ADS) availability in accordance with (c) of the preceding paragraph, the Depositary will release a general market notice describing the procedures to be followed in connection with any such deposits.  It is currently anticipated that any such market notice will announce that a designated number of Shares may be deposited hereunder, and that on or prior to a deadline set by the Depositary, investors, jointly or severally, may provide the Depositary with a binding indication of interest in the form of a certification signed by the investor (or in the case of a joint certification, by each investor) seeking to deposit Shares thereunder, setting forth such information as may be required by the Depositary including, without limitation, (i) the name of the investor(s) certifying a binding interest in currently depositing Shares under the Deposit Agreement, (ii) the number of Shares the investor(s) agree(s) to deposit if such indication of interest is accepted by the Depositary, (iii) the number of Shares currently held by the investor(s) and any affiliates thereof (irrespective of whether such affiliates are seeking to deposit Shares hereunder), (iv) the relationship, if any, between the investor(s), its/their affiliates and the Company, (v) whether the investor(s) is(are) seeking Restricted ADSs or unrestricted ADSs, (vi) contact details for such investor or for one party acting on behalf of the other investors covered by a jointly signed certification, (vii) an indemnification from such investor(s) to the Depositary should such investor(s) fail to deliver Shares on or before the deadline set by the Depositary and (viii) any other information required by the Depositary.    After the deadline for binding indications of interest has passed, the Depositary will determine if all or a portion of the Shares included in such binding indications of interest may be deposited hereunder and, after making any adjustments in accordance with the next sentence hereof, notify each investor (or, in the case of a jointly signed certification, the investor whose contact details are provided thereon) who properly and timely submitted a binding indication of interest as to the number of Shares such investor(s) must, on or before the date notified by the Depositary, deposit in accordance with the provisions of this Deposit Agreement.   To the extent the number of Shares sought to be deposited based upon the binding indications of interest received on or before the deadline set by the Depositary exceeds the number of Shares legally permitted to be deposited at such time, the number of Shares accepted for deposit from the binding indications of interest shall be reduced on a pro rata basis according to the number of Shares the investor sought to deposit.   To the extent the Depositary notifies an investor (including, in the case of a jointly signed certification, the investor whose contact details are provided thereon) that all or a portion of  the binding indication of interest set forth in such investor’s (or investors’) certification has been accepted and such investor(s) fail(s) to timely deposit the number of Shares indicated by the Depositary (which number shall not exceed the number set forth in the binding indication of interest submitted by such investor(s)), such investor(s) shall not be permitted to submit any future binding indications of interest and such investor(s) shall be required to indemnify the Depositary for any and all  losses, liabilities and expenses incurred by the Depositary in connection with such failure (including reasonable fees and expenses of counsel and the costs of the Depositary either (i) providing the market with an additional notice of availability and seeking further binding indications of interest or (ii) notifying those investors, if any, whose binding indications of interest were not fully accepted by the Depositary that they may deposit additional Shares in accordance with their indications of interest).    All determinations made by the Depositary shall be final and binding.  The Depositary shall have no liability to investors submitting binding indications of interest, to any other investors including any shareholders of the Company, or to any Holders, Beneficial Owners or the Company, or any of their respective directors, officers, employees, agents and affiliates in connection with any actions taken by the Depositary under this paragraph including without limitation any and all determinations made by the Depositary hereunder or the lack thereof.

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Notwithstanding anything in this Deposit Agreement to the contrary, the Depositary and the Company may modify or amend the above deposit procedures or adopt additional deposit procedures from time to time as they determine may be necessary or appropriate.

SECTION 2.11.     The following is added at the end of Section 4 of the Deposit Agreement:

; provided that if the deposited Shares are Restricted Securities or Control Securities, the Depositary will issue Restricted ADSs representing such Restricted Securities in accordance with the provisions of Section 5 below

SECTION 2.12.     The following is inserted as a new Section 5 of the Deposit Agreement and all references in the Deposit Agreement to Sections thereof at or above Section 5 are renumbered by adding one to the number reference:

5.             Restricted ADSs.  (a)  The Depositary shall issue Restricted ADSs hereunder upon (i) the deposit with the Custodian, in accordance with the provisions hereof, of Shares that constitute Restricted Securities or Control Securities, (ii) receipt by the Depositary of issuance instructions in compliance with the provisions of this Deposit Agreement, (iii) receipt of the issuance fees owing hereunder, (iv) receipt of the Certificate and Agreement set forth in Exhibit C hereof and (v) compliance with any other applicable provisions of this Deposit Agreement and the form of Restricted ADR (the form of which is attached hereto as Exhibit B).

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(b)           As a condition to any offer, sale, pledge or other distribution, disposition or transfer of any Restricted ADSs, the transferor of such Restricted ADSs shall provide at the Depositary’s request a legal opinion of U.S. counsel, in form and substance reasonably satisfactory to the Depositary, to the effect that (i) the Shares represented by the Restricted ADSs have been registered under the Securities Act or (ii) such Restricted ADSs may be offered and sold without registration under the Securities Act pursuant to an applicable exemption from the registration requirements thereof.  In the case of a transfer under clause (ii), any transferee of the Restricted ADSs may be required to acknowledge in writing that such Restricted ADSs are subject to the provisions of this Deposit Agreement including Section 5 hereof.

(c)           In connection with any surrender of Restricted ADSs against the withdrawal of Deposited Securities, in addition to complying with the provisions of this Deposit Agreement (including the terms of the Restricted ADR), the Holder surrendering such Restricted ADSs shall provide the  Depositary with an opinion of U.S. counsel to the Company reasonably acceptable to the Depositary (or, at the option of the Company and the Depositary, counsel to the Holder), which opinion (the "Opinion") shall be in form and substance reasonably satisfactory to counsel to the Depositary stating, in substance, (a) that the resale of the Restricted ADSs and the Shares underlying the Restricted ADSs (the “Underlying Shares”) have been registered under the Securities Act or that such Restricted ADSs (as well as those Restricted ADSs issued on the transfer, split-up or combination thereof), and the Underlying Shares represented thereby, may be freely offered and sold in a single transaction without registration under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof, (b) that any purchaser of the Restricted ADSs, or the Underlying Shares represented thereby, would receive securities that are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, (c) that in accordance with the Securities Act and Rule 144 thereunder, the Depositary may, upon the cancellation of the Restricted ADSs and the re-deposit of the Underlying Shares pursuant to the terms of this Deposit Agreement, issue new unrestricted ADSs representing the Underlying Shares, subject to and in accordance with the provisions of this Deposit Agreement, without Restrictive Legends thereon and without any stop-transfer instruction being applicable to such new ADSs on the Depositary’s records and (d) such other matters as the Depositary may reasonably request.  Thereupon the Depositary shall cancel such Holder’s Restricted ADSs, subject to the Holder’s compliance with the applicable provisions of this Deposit Agreement and the form of Restricted ADR, on the written direction of the Holder and, subject to compliance by such Holder with the terms and conditions of this Deposit Agreement, deliver the Deposited Securities represented by the cancelled Restricted ADSs for re-deposit under this Deposit Agreement against the issuance of unrestricted ADSs.

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Notwithstanding the foregoing, if a Holder surrenders Restricted ADSs for cancellation and withdrawal of Deposited Securities and, in lieu of having such Underlying Shares re-deposited under this Deposit Agreement against issuance of unrestricted ADSs, wishes to receive the Deposited Securities represented by the Restricted ADSs, the Depositary shall cancel the surrendered Restricted ADSs and deliver Deposited Securities only (i) upon receipt of  a certification and agreement in such form as the Depositary may reasonably request (including, without limitation, the form attached hereto as Exhibit D to the Deposit Agreement), signed by or on behalf of the person or entity that will be the beneficial owner of the Deposited Securities upon withdrawal, and (ii) compliance with the provisions of this Deposit Agreement and the form of Restricted ADR.

(d)           Any Restricted ADSs to be issued in accordance herewith shall be issued through the book-entry registration system maintained by the Depositary. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system (except for the book-entry system maintained by the Depositary specifically for such Restricted ADSs pursuant to this Section 5(d)), including, without limitation, the facilities of the Depository Trust Company, and shall not in any way be fungible with the unrestricted ADSs issued under the terms of this Deposit Agreement or any other agreement.  The terms "deliver," "execute," "issue," "register," "surrender," "transfer" or "cancel," when used with respect to book-entry Restricted ADRs, shall refer to an entry or entries or an electronic transfer or transfers on the books of the Depositary.  Restricted ADRs shall be in the form attached hereto as Exhibit B, the terms of which are incorporated herein by reference and deemed to be a part hereof.

(e)           All references in this Deposit Agreement to American Depositary Shares and ADSs shall include any Restricted ADSs issued under this Section 5, all references to American Depositary Receipts and ADRs shall include any Restricted ADRs evidencing Restricted ADSs, and all references to the ADR Register shall include the Restricted ADR Register.  To the extent that, in relation to any Restricted ADS, any term or provision of this Section 5 or the form of Restricted ADR shall be inconsistent with any other terms or provisions of this Deposit Agreement, the terms and conditions of this Section 5 or the form of Restricted ADR (as the case may be) shall take precedence with respect to such Restricted ADS, only to the extent of such inconsistency. References in this Deposit Agreement to the Direct Registration System and Direct Registration ADRs shall not be deemed to apply to the Restricted ADSs or Restricted ADRs.  References herein to Restricted ADRs shall refer to any written confirmation of book-entry notation provided to the registered holder of such Restricted ADSs.

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SECTION 2.13.     Newly renumbered Section 6 of the Deposit Agreement is amended by inserting "or paragraph 11 of the form of Restricted ADR (as the case may be)" immediately after " the form of ADR" set forth therein.

SECTION 2.14.     Newly renumbered Section 14 of the Deposit Agreement is amended by inserting " or paragraph (18) of the form of Restricted ADR (as the case may be)" immediately after " the form of ADR" set forth therein.

SECTION 2.15.     Newly renumbered Section 16 of the Deposit Agreement is amended by changing "best" to "reasonable" in the second sentence thereof and by inserting the following at the end of the first sentence thereof:

, including, without limitation, in the case of Restricted ADSs, compliance with any applicable exemptions from the registration requirements of such Act.

SECTION 2.16.     The first paragraph of newly renumbered Section 17 of the Deposit Agreement is amended by inserting the following after the conclusion of subsection (b) thereof and by renumbering the pre-amendment subsection (c) as subsection (f):

(c) the procedures for deposits set forth in Section 3 of this Deposit Agreement or any act or failure to act of the Depositary or its agents in connection therewith, (d) the issuance of ADSs when Restricted ADSs should have been requested by any depositor or the Company, (e) the Depositary’s reliance on the acknowledgments and certifications set forth in any certification provided to it pursuant to Section 5(c) of this Deposit Agreement,

SECTION 2.17.     The address of the Depositary set forth in newly renumbered Section 17(a) of the Deposit Agreement is amended to read as follows:

(a)               JPMorgan Chase Bank, N.A.
4 New York Plaza, Floor 12
New York, New York, 10004
Attention:  Depositary Receipts Group
Fax: (212) 552-1950

SECTION 2.18.     Newly renumbered Section 19 of the Deposit Agreement is amended by inserting the following at the conclusion thereof:

References herein to the laws of the Russian Federation shall include references to the laws, rules and regulations of the Russian Federation and any and all communities, provinces and states thereof.

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SECTION 2.19.     The Deposit Agreement is amended to include Exhibit A attached hereto as Exhibit B to the Deposit Agreement, Exhibit B attached hereto as Exhibit C to the Deposit Agreement and Exhibit C attached hereto as Exhibit D to the Deposit Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.01.     Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Depositary, that:

(a)  This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b)  In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in the Russian Federation, nor does any stamp or similar tax or governmental charge need to be paid in the Russian Federation on or in respect of such agreements.

ARTICLE IV
MISCELLANEOUS

SECTION 4.01.     Indemnification.  The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 16 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 4.02.     Effective Time.  This Agreement is dated, and shall be effective, as of the date set forth above; provided, however, any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall not become effective until 30 days after notice hereof shall have been given to the Holders.  After the effective time, each Holder shall be deemed, by continuing to hold ADRs, to have consented and agreed to this Agreement and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.

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SECTION 4.03.    Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

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IN WITNESS WHEREOF, MOBILE TELESYSTEMS PJSC and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 5 to Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

MOBILE TELESYSTEMS PJSC By: _______________________________ Name: Title: JPMORGAN CHASE BANK, N.A. By: _______________________________ Name: Title: Executive Director

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EXHIBIT A

ANNEXED TO AND INCORPORATED IN
DEPOSIT AGREEMENT

EXHIBIT B TO DEPOSIT AGREEMENT

[FORM OF FACE OF RESTRICTED ADR]

________ Number	No. of Restricted ADSs: __________________ Each Restricted ADS represents Two Shares CUSIP:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED, TRANSFERRED OR DISPOSED OF EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH RULE 144 UNDER THE ACT, OR  ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, IN EACH CASE SUBJECT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND DEPOSITARY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, DISTRIBUTION, TRANSFER OR DISPOSAL.]

[THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED, TRANSFERRED OR DISPOSED OF EXCEPT (i) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (ii) IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR  ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH CASE TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND DEPOSITARY, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER, DISTRIBUTION, TRANSFER OR DISPOSAL.]

IT IS EXPECTED THAT THE SHARES DEPOSITED HEREUNDER WILL BE REGISTERED ON THE SHARE REGISTER MAINTAINED BY THE RUSSIAN SHARE REGISTRAR OF MOBILE TELESYSTEMS PJSC IN THE NAME OF JPMORGAN CHASE BANK, N.A. OR ITS NOMINEE OR OF THE CUSTODIAN OR ITS NOMINEE.  HOLDERS AND BENEFICIAL OWNERS SHOULD BE AWARE, HOWEVER, THAT RUSSIA'S SYSTEM OF SHARE REGISTRATION AND CUSTODY CREATES RISKS OF LOSS THAT ARE NOT NORMALLY ASSOCIATED WITH INVESTMENTS IN OTHER SECURITIES MARKETS.  THE DEPOSITARY WILL NOT BE LIABLE FOR THE UNAVAILABILITY OF SHARES OR FOR THE FAILURE TO MAKE ANY DISTRIBUTION OF CASH OR PROPERTY WITH RESPECT THERETO AS A RESULT OF SUCH UNAVAILABILITY.

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THE DEPOSITARY HAS BEEN ADVISED BY RUSSIAN COUNSEL THAT COURTS IN THE RUSSIAN FEDERATION WILL NOT RECOGNIZE
OR ENFORCE JUDGMENTS OBTAINED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK.

RESTRICTED AMERICAN DEPOSITARY RECEIPT

evidencing

RESTRICTED AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

MOBILE TELESYSTEMS PJSC

(Incorporated under the

laws of the Russian Federation)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the "Depositary"), hereby certifies that ___________ is the registered owner (a "Holder") of _____ Restricted American Depositary Shares ("Restricted ADSs"), each (subject to paragraph (14)) representing two shares of common stock (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of MOBILE TELESYSTEMS PJSC, a corporation organized under the laws of the Russian Federation (the "Company"), deposited at the Moscow, Russian Federation office of ING Bank (Eurasia) ZAO, as Custodian (subject to paragraph (16), the "Custodian"), under the Deposit Agreement dated as of July 6, 2000 (as amended from time to time) among the Company, the Depositary, and all holders from time to time of American depositary shares issued thereunder (the "Deposit Agreement").  By accepting a Restricted ADR, each Holder of Restricted American Depositary Shares becomes a party to the Deposit Agreement. The Deposit Agreement and this Restricted ADR (which includes provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of the Russian Federation.

(1)           Issuance of Restricted ADRs.  This Restricted ADR is one of the Restricted ADRs issued under the Deposit Agreement. Subject to paragraph (4), the Depositary may so issue Restricted ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of:  (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released Restricted ADRs") only if (i) Pre-released Restricted ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released Restricted ADRs agrees in writing with the Depositary that such recipient (a) owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (iii) all Pre-released Restricted ADRs evidence not more than 30% of all Restricted ADSs (excluding those evidenced by Pre-released Restricted ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it reasonably deems appropriate.  The Depositary may retain for its own account any earnings on collateral for Pre-released Restricted ADRs and its charges for issuance thereof.  At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver Restricted ADRs at a place other than its office.  Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do.   Such representations and warranties shall survive the deposit of Shares and issuance of Restricted ADRs.  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

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(2)           Withdrawal of Deposited Securities.  Subject to paragraphs (4) and (5), upon surrender of proper instructions and documentation, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the Restricted ADSs evidenced by this Restricted ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Shares delivered on cancellation of Restricted ADSs may not be re-deposited against the issuance of unrestricted ADSs under the Deposit Agreement unless such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933, as amended unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933, as amended.

(3)           Transfers of Restricted ADRs.  The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "Restricted ADR Register") for the registration, registration of transfer, combination and split-up of Restricted ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of Restricted ADRs.   Title to this Restricted ADR (and to the Deposited Securities represented by the Restricted ADSs evidenced hereby), upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Restricted ADR is registered on the Restricted ADR Register as the absolute owner hereof for all purposes.  Subject to paragraphs (4) and (5), this Restricted ADR is transferable on the Restricted ADR Register and may be split into other Restricted ADRs or combined with other Restricted ADRs into one Restricted ADR, evidencing the same number of Restricted ADSs evidenced by this Restricted ADR, by the Holder hereof or by duly authorized attorney upon  delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Restricted ADR Register at any time or from time to time when reasonably deemed expedient by it or requested by the Company.

(4)           Certain Limitations.  Prior to the issue, registration, registration of transfer, split-up or combination of any Restricted ADR, the delivery of any distribution in respect thereof, or the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this Restricted ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this Restricted ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.  The issuance of Restricted ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of Restricted ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Restricted ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

J.P.Morgan

(5)           Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this Restricted ADR, any Deposited Securities represented by the Restricted ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made.  The Depositary also may deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of Restricted ADSs evidenced hereby to reflect any such sales of Shares.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems reasonably necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(6)           Disclosure of Interests.  To the extent that the provisions of or governing any Deposited Securities (including the Company's Charter or applicable law) may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking, transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding Restricted ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

(7)           Charges of Depositary. The Depositary may charge (i) each person to whom Restricted ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (11)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the Restricted ADSs or the Deposited Securities, and (ii) each person surrendering Restricted ADSs for withdrawal of Deposited Securities or whose Restricted ADSs are cancelled or reduced for any other reason, U.S. $5.00 for each 100 Restricted ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering Restricted ADSs or to whom Restricted ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Restricted ADSs or the Deposited Securities or a distribution of Restricted ADSs pursuant to paragraph (11)), whichever is applicable (i) a fee of $.02 or less per Restricted ADS (or portion thereof) for any Cash distribution made pursuant to the Deposit Agreement, (ii) a fee of $1.50 per Restricted ADR for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (11) hereof, such fee being in an amount equal to the fee for the execution and delivery of Restricted ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv)  a fee of U.S.$0.02 per Restricted ADS (or portion thereof) per calendar year for services performed by the depositary in administering the Restricted ADRs (which fee may be charged on a periodic basis during each calendar year ((with the aggregate of such fees not to exceed the amount set forth above)) and shall be assessed against holders of Restricted ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), (v) a fee of $0.01 or less per Restricted ADS (or portion thereof) per year for custodian and Share Register related issues, including, without limitation, any inspections of the Share Register maintained by the Russian Share Registrar or other confirmation of holdings of Deposited Securities (which fee shall be assessed against Holders of record as of the date set by the Depositary in accordance with paragraph (12) hereof not more often than once each calendar year) and (vi) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with any applicable law, rule or regulation. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Restricted ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (v) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

J.P.Morgan

(8)           Depositary's Agents.  The Depositary may perform its obligations under the Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no such agent were appointed.  With respect to any and all losses, damages, costs, judgments, expenses and other liabilities (including reasonable attorneys' fees and expenses) (collectively referred to as "Losses") incurred by any Holder or Beneficial Owner as a result of the acts or failure to act by such agent or attorney (or, in the case of the Custodian, only such damages as are described below), the Depositary shall take appropriate action to recover such Losses from such agent or attorney and as promptly as practicable shall distribute any amounts so recovered (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian) to the Holders and Beneficial Owners entitled thereto; and the Depositary's sole responsibility and liability to such Holders and Beneficial Owners shall be limited to amounts so received from such agent or attorney (exclusive of costs and expenses incurred by the Depositary in connection with recovering such Losses which are not reimbursed by such agent or attorney, including, without limitation, the Custodian).

The liability of the Custodian is set forth in the Custody Agreement between the Depositary and the Custodian (the "Custody Agreement").  Under the terms of the Custodian Operating Agreement, the Custodian is only liable for its breach of the Custody Agreement, its negligence, willful default or fraud in connection with the performance of its obligations thereunder and for loss of Shares or funds held in custody under the Custody Agreement.  In each case, the liability of the Custodian with respect to the loss of Shares or funds will be limited to direct (but not indirect, including consequential) losses incurred by Holders and Beneficial Owners.

Moreover, only the Depositary, acting on behalf of Holders and Beneficial Owners, will be permitted to bring claims against the Custodian in respect of such losses incurred by Holders and Beneficial Owners as a result of the acts of, or the failure to act by, the Custodian.  Any such claims by the Depositary against the Custodian will be resolved exclusively by arbitration.  The Depositary agrees to promptly remit to Holders any amounts recovered from such claims (exclusive of costs and expenses incurred by the Depositary in connection with recovering such losses which are not reimbursed by the Custodian).  The Depositary shall have no other responsibility or liability to Holders or Beneficial Owners with respect to the acts of, or the failure to act by, the Custodian or for the unavailability of the Shares or the failure to make any distribution of cash or property with respect thereto as a result of such unavailability.

The liability of the Custodian for such losses incurred by Holders and Beneficial Owners, the obligation of the Depositary to bring claims against the Custodian for such losses and the method by which such claims may be brought are subject to the terms and conditions of the Custody Agreement, a copy of which is available from the Depositary upon the written request of any Holder.

(9)           Available Information.  The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company.

J.P.Morgan

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the U.S. Securities and Exchange Commission (the "Commission").  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549.

(10)           Execution.  This Restricted ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A. as Depositary By _______________________________ Authorized Officer

The Depositary's office is located at 4 New York Plaza, Floor 12, New York, NY, 10004.

J.P.Morgan

[FORM OF REVERSE OF RESTRICTED ADR]

(11)           Distributions on Deposited Securities.  Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the Restricted ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by Restricted ADSs evidenced by such Holder's Restricted ADRs:  (a) Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (11) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.  (b) Shares.  (i) Additional Restricted ADRs evidencing whole Restricted ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional Restricted ADSs if additional Restricted ADRs were issued therefor, as in the case of Cash.  (c) Rights.  (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional Restricted ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).  (d) Other Distributions.  (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights  ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash.  Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability and dealt with by the Depositary in accordance with its then current practices).

(12)           Record Dates.  The Depositary, after consultation with the Company if practicable, may fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for inspection of the Share Register maintained by the Russian Share Registrar or any other fees hereunder, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

(13)           Voting of Deposited Securities.  As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the Restricted ADSs evidenced by such Holder's Restricted ADRs and (c) the manner in which such instructions may be given.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the Restricted ADSs evidenced by such Holder's Restricted ADRs in accordance with such instructions.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

J.P.Morgan

At the request of the Company, the Depositary shall deliver, at least two business days prior to the date of such meeting, a schedule of all instructions received from Holders in accordance with which the Depositary will vote or cause to be voted, the Deposited Securities represented by the Restricted ADSs evidenced by such Restricted ADRs at such meeting and corresponding information indicating the number of copies of instructions to be delivered and the period of time that is required by the Depositary to furnish copies of all such instructions and the Company and the Depositary will agree upon a schedule for such delivery and the costs to be paid therefor by the Company.

The Company agrees to make the notice and any solicitation material for any such meeting available to Beneficial Owners in a timely manner, and in any event no less than 28 days prior to the date of the relevant meeting of holders of Shares, in order to allow such Beneficial Owners to provide voting instructions to the relevant Holder.  For the avoidance of doubt, it is agreed that the Company shall bear the sole responsibility for distributing any notices and solicitation materials to Beneficial Owners pursuant to the foregoing procedures, and the Depositary shall assist the Company in conducting such distribution and shall not be liable for the failure of the Company to do so or to do so in a timely manner.  The Company and the Depositary agree to cooperate with each other in connection with the voting procedures described in this paragraph (13).

(14)           Changes Affecting Deposited Securities.  Subject to paragraphs (4) and (5), the Depositary, in its discretion, may amend this Restricted ADR or distribute additional or amended Restricted ADRs (with or without calling this Restricted ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in nominal value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this Restricted ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each Restricted ADS evidenced by this Restricted ADR automatically shall represent its pro rata interest in the Deposited Securities as then constituted.

(15)           Exoneration.  The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this Restricted ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (13) hereof), or (ii) by reason of any exercise or failure to exercise any discretion given it or them in the Deposit Agreement or this Restricted ADR; (b) assume no liability except to perform its or their obligations to the extent they are specifically set forth in this Restricted ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Restricted ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Restricted ADR, which in its or their opinion may involve it or them in expense or liability, unless indemnity satisfactory to it or them against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it or them to be competent to give such advice or information provided, however, that in the case of the Company, advice of or information from legal counsel is from recognized U.S. counsel for U.S. legal issues, recognized Russian counsel for Russian legal issues and recognized counsel of any other jurisdiction for legal issues with respect to that jurisdiction.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities (provided such action or omission is in good faith), for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Restricted ADRs.  The Depositary shall not be liable to the Company, any Holder or Beneficial Owner or any other person for the unavailability of the Deposited Securities or for the failure to make any distribution of Cash or Other Distributions with respect thereto as a result of (a) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or its or their respective directors, employees, agents or affiliates, (b) any provision of any present or future law or regulation of the United States, the Russian Federation or any other country, (c) any provision of any present or future regulation of any governmental or regulatory authority or stock exchange, (d) any provision of any present or future Charter of the Company or any other instrument of the Company governing Deposited Securities or (e) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.  The Company has agreed to indemnify the Depositary and its agents under certain circumstances, and the Depositary has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary.  Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Restricted ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Restricted ADR or Restricted ADRs or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, or banking, securities or other regulators.   Neither the Company nor the Depositary nor any of their respective agents shall be liable to Holders or beneficial owners of interests in Restricted ADSs for any indirect, special, punitive or consequential damages. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

J.P.Morgan

(16)           Resignation and Removal of Depositary; the Custodian.  The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary.  The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(17)           Amendment.  The Restricted ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of a Restricted ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Restricted ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any Restricted ADR to surrender such Restricted ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  If any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Restricted ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit and the Restricted ADRs at any time in accordance with such changed rules.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

(18)           Termination.  Upon the resignation or removal of the Depositary pursuant to the Deposit Agreement, the Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this Restricted ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this Restricted ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Restricted ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this Restricted ADR, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

(19)           Arbitration; Waiver of Immunities.  The Deposit Agreement provides that any controversy, claim or cause of action brought by any party to the Deposit Agreement against the Company arising out of or relating to the Shares or other Deposited Securities, the ADSs (including Restricted ADSs), the ADRs (including Restricted ADRs) or the Deposit Agreement, or the breach thereof, shall be referred to, and finally settled by, arbitration in accordance with the Arbitration Rules of the London Court of International Arbitration (the LCIA Rules) in effect on the date of the Deposit Agreement, which Rules are deemed incorporated by reference into this paragraph, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided further that any such controversy, claim or cause of action that relates to or is based upon the provisions of the federal securities laws of the United States or the rules and regulations promulgated thereunder may, but need not, be submitted to arbitration as provided in the Deposit Agreement.  The Deposit Agreement further provides that any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the ADSs (including Restricted ADSs), the ADRs (including Restricted ADRs) or the Deposit Agreement not subject to arbitration shall be litigated in the federal and state courts in the Borough of Manhattan.  The Company has agreed to appoint Puglisi & Associates, presently having its office at 850 Library Avenue, Suite 204, Newark, Delaware 19715, United States of America, as its agent for service of process.

J.P.Morgan

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, or the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding or the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the Restricted ADSs, the Restricted ADRs or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

(20)           Registration of Shares; Russian Share Registrar; Share Register.  (a) The Company has agreed in the Deposit Agreement that it shall, at any time and from time to time:

(i)           take any and all action as may be necessary to assure the accuracy and completeness of all information set forth in the Share Register maintained by the Russian Share Registrar in respect of the Shares or Deposited Securities;

(ii)           provide or use its best efforts to cause the Russian Share Registrar to provide to the Depositary, the Custodian or their respective agents unrestricted access to the Share Register during ordinary business hours in Moscow, the Russian Federation, in such manner and upon such terms and conditions as the Depositary, in its reasonable discretion, may deem appropriate, to permit the Depositary, the Custodian or their respective agents to regularly (and in any event not less than monthly) confirm the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement and, in connection therewith, to provide the Depositary, the Custodian or their respective agents, upon request, with a duplicate extract from the Share Register duly certified by the Russian Share Registrar (or some other evidence of verification which the Depositary, in its reasonable discretion, deems sufficient);

(iii)           use its best efforts to cause the Russian Share Registrar promptly (and, in any event, within 72 hours of the Russian Share Registrar's receipt of such documentation as may be required by applicable law and the reasonable and customary regulations of the Russian Share Registrar, or as soon as practicable thereafter to effect the reregistration of ownership of Deposited Securities in the Share Register in connection with any deposit or withdrawal of Shares or Deposited Securities under the Deposit Agreement;

J.P.Morgan

(iv)           permit and use its best efforts to cause the Russian Share Registrar to permit the Depositary or the Custodian to register any Shares or other Deposited Securities held under the Deposit Agreement in the name of the Depositary, the Custodian or their respective nominees (which may, but need not be, a non-resident of the Russian Federation); and

(v)           use its best efforts to cause the Russian Share Registrar promptly to notify the Depositary in writing at any time that the Russian Share Registrar (A) eliminates the name of a shareholder of the Company from the Share Register or otherwise alters a shareholder's interest in the Company's shares and such shareholder alleges to the Company or the Russian Share Registrar or publicly that such elimination or alteration is unlawful; (B) no longer will be able materially to comply with, or has engaged in conduct that indicates it will not materially comply with, the provisions of the Deposit Agreement relating to it (including, without limitation, Section 20 of the Deposit Agreement); (C) refuses to re-register shares of the Company in the name of a particular purchaser and such purchaser (or its respective seller) alleges that such refusal is unlawful; (D) holds Shares of the Company for its own account; or (E) has materially breached the provisions of the Deposit Agreement relating to it (including, without limitation, Section 20 of the Deposit Agreement) and has failed to cure such breach within a reasonable time.

(b)           The Company has agreed in the Deposit Agreement that it shall be solely liable for any act or failure to act on the part of the Russian Share Registrar, and that the Company shall be solely liable for the unavailability of Deposited Securities or for the failure of the Depositary to make any distribution of cash or property with respect thereto as a result of (i) any act or failure to act of the Company or its agents, including the Russian Share Registrar, or their respective directors, employees, agents or affiliates, (ii) any provision of any present or future Charter of the Company or any other instrument of the Company governing the Deposited Securities, or (iii) any provision of any securities issued or distributed by the Company, or any offering or distribution thereof.

(c)           The Depositary has agreed in the Deposit Agreement that the Depositary or the Custodian will confirm regularly (and in any event not less than monthly) the number of Deposited Securities registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement.  The Company and the Depositary have agreed in the Deposit Agreement that, for the purposes of the rights and obligations under the Deposit Agreement and the ADRs (including this Restricted ADR) of the parties thereto and hereto, the records of the Depositary and the Custodian shall be controlling for all purposes with respect to the number of Shares or other Deposited Securities which should be registered in the name of the Depositary, the Custodian or their respective nominees, as applicable, pursuant to the terms of the Deposit Agreement.  In the event of any material discrepancy between the records of the Depositary or the Custodian and the Share Register, then, if the Depositary has knowledge of such discrepancy, the Depositary will notify the Company promptly.  In the event of any discrepancy between the records of the Depositary or the Custodian and the Share Register, the Company has agreed in the Deposit Agreement that (whether or not it has received any notification from the Depositary) it will use its best efforts to (i) cause the Russian Share Registrar to reconcile its records to the records of the Depositary or the Custodian and to make such corrections or revisions in the Share Register as may be necessary in connection therewith and (ii) to the extent the Company is unable to so reconcile such records, promptly instruct the Depositary to notify the Holders of the existence of such discrepancy.  Upon receipt of such instruction, the Depositary promptly will give such notification to the Holders (it being understood that the Depositary may at any time give such notification to the Owners, whether or not it has received instructions from the Company) and will promptly cease issuing Restricted ADRs pursuant to the Deposit Agreement until such time as, in the opinion of the Depositary, such records have been appropriately reconciled.

J.P.Morgan

Exhibit B

Exhibit C to Deposit Agreement
Certification and Agreement Upon the Deposit of Shares
by Affiliates and Holders of Restricted Securities

[DATE]

JPMorgan Chase Bank, N.A., as Depositary
ADR Department
4 New York Plaza, Floor 12
New York, New York 10004

Re:         Mobile Telesystems PJSC

Dear Sirs:

Reference is hereby made to the Deposit Agreement dated as of July 6, 2000, Amendment No. 1 thereto dated as of March 19, 2004, Amendment No. 2 thereto dated as of December 20, 2004, Amendment No. 3 thereto dated as of August 7, 2007,  Amendment No. 4 thereto dated as of April 30, 2010 and Amendment No. 5 thereto dated as of                , 2016 (as so amended and further amended from time to time, the "Deposit Agreement"), among Mobile Telesystems PJSC (the "Company"), JPMorgan Chase Bank, N.A., as Depositary, and all holders from time to time of American depositary receipts issued thereunder.

Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.  References to the Deposit Agreement include the certification and other procedures established by the Depositary pursuant to such agreement.

This certification and agreement is furnished in connection with the deposit of Shares and issuance of Restricted ADSs under the Deposit Agreement.

We acknowledge that by depositing the Shares, we will become a party to and be bound by the provisions of the Deposit Agreement, including Section 5 thereof pertaining to Restricted ADSs, and that the Restricted ADSs and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act").

We certify that (i) we are, or at the time the Shares are deposited and at the time the Restricted ADSs are issued will be, the beneficial owner of the Restricted ADSs, (ii) we acquired the Shares to be deposited in a transaction exempt from the registration requirements of the Securities Act, (iii) we will not sell, offer, distribute, transfer or dispose of the Restricted ADSs except (a) outside the United States in an “offshore transaction” within the meaning of Regulation S on a Designated Offshore Securities Market (as defined in Regulation S) or in a transaction otherwise satisfying all of the applicable requirements of Regulation S under the Securities Act, (b) pursuant to an effective registration statement under the Securities Act, (c) in compliance with Rule 144 under the Securities Act, or (d) otherwise pursuant to an applicable exemption from the registration requirements of the Securities Act, subject in the case of each of clauses (iii)(a), (iii) (c) and (iii) (d) to an opinion of counsel satisfactory to the Company and the Depositary, that such registration or compliance is not required as to said sale, offer, distribution, transfer or disposal, (iv) in connection with any sale pursuant to clause (iii)(a) above, we will not engage in any “directed selling efforts” (within the meaning given to such term under Regulation S) in the United States in connection with such sale, and we will not make such sale if we are aware of the Company having made, or being engaged in, “directed selling efforts” (within the meaning given to such term under Regulation S) in the United States, (v) we are not in the business of buying and selling securities, (vi) we understand that the deposit of Shares, the issuance of the Restricted ADSs and the sale of the Restricted ADSs is subject to limitations under the Securities Act and that we are providing this Certification and Agreement to provide comfort to the Depositary and the Company that such deposit, issuance and any sale may occur without the need for registration under the Securities Act.

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J.P.Morgan

We agree to indemnify the Depositary, the Company and each of their respective officers, directors, agents, employees, and affiliates for any and all liability incurred as a result of their reliance on our certifications herein or in connection with our deposit of Shares, the issuance of the Restricted ADSs and any sale of the Restricted ADSs or the Shares represented thereby.

We certify that we have confirmed with the Company that the deposit of Shares for the issuance and subsequent sale of Restricted ADSs is not subject to any limitation or restriction thereon imposed by the Company.

We represent and warrant that:

(i)           the Shares being deposited are duly authorized, validly issued, fully paid, non-assessable, and were legally obtained by us;
(ii)           all pre-emptive (and similar) rights with respect to such Shares have been validly waived or exercised;
(iii)           we are duly authorized to deposit the Shares and have fulfilled all requirements of applicable law or regulation with respect to the Shares or the deposit thereof against the issuance of Restricted ADSs;
(iv)           the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim;
(v)           the Shares presented for deposit have not been stripped of any rights or entitlements; and
(vi)           such Shares are not subject to any unfulfilled requirements of applicable law or regulation.

We acknowledge that such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Restricted ADSs and the transfer of such Restricted ADSs.  This Certificate and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours, [Name of Certifying Entity] [By: _______________________ Name: Title:

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J.P.Morgan

Exhibit C
Exhibit D to Deposit Agreement
Certification of Holders Surrendering Restricted ADSs for the Purpose of Withdrawing
Deposited Securities

[DATE]

JPMorgan Chase Bank, N.A., as Depositary
ADR Department
4 New York Plaza, Floor 12
New York, NY, 10004

Re:         MOBILE TELESYSTEMS PJSC

Dear Sirs:

Reference is hereby made to the Deposit Agreement dated as of July 6, 2000, as amended (as so amended, the "Deposit Agreement"), among Mobile Telesystems PJSC (the "Company"), JPMorgan Chase Bank, N.A., as Depositary, and all holders from time to time of restricted American depositary receipts issued thereunder.

This Certification and Agreement is furnished in connection with the surrender of Restricted ADSs issued under the Deposit Agreement and the request for withdrawal of the Shares and other Deposited Securities represented by such Restricted ADSs.

Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.  References to the Deposit Agreement include the certification and other procedures established by the Depositary pursuant to such agreement.

The undersigned is surrendering a Restricted ADS or Restricted ADSs for the purpose of withdrawal of the Shares and other Deposited Securities which are securities (the "Shares") represented by the Restricted ADSs evidenced by Restricted ADRs under the Deposit Agreement.  The undersigned hereby:

(i)           Acknowledges that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or with any securities regulatory authority in any state or other jurisdiction of the United States and are "restricted securities" as defined in Rule 144 promulgated under the Securities Act and/or securities held by an affiliate (as such term is defined in Rule 144) of the Company;

(ii)           Certifies that the undersigned will be the beneficial owner of the Shares upon withdrawal, and, accordingly, the undersigned confirms that it has no present intention of offering, selling, pledging or otherwise transferring the Shares and agrees that it will not offer, sell, pledge or otherwise transfer the Shares except (A) in accordance with Rule 144 under the Securities Act (if available), or (B) outside the United States to persons other than U.S. Persons (as such term is defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act, or (C)  pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States; and

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J.P.Morgan

(iii)           Certifies that the undersigned will not deposit such Shares under the Deposit Agreement against the issuance of unrestricted ADSs so long as such Shares may be deemed Restricted Securities or Control Securities.

The undersigned acknowledges that such certifications shall survive the cancellation of Restricted ADSs and the withdrawal of the Shares represented thereby.  This Certification and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The undersigned agrees to indemnify the Depositary, the Company and each of their respective officers, directors, agents, employees, and affiliates for any and all liability incurred as a result of their reliance on the acknowledgements and certifications herein.

Very truly yours, [NAME OF CERTIFYING ENTITY] By: _______________________ Name Title

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